UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 3, 2017

Heat Biologics, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35994	26-2844103
(Commission File Number)	(IRS Employer Identification No.)

801 Capitola Drive

Durham, NC  27713

(Address of principal executive offices and zip code)

(919) 240-7133

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 1.02.   Termination of a Material Definitive Agreement.

On November 3, 2017, Heat Biologics, Inc. (the “Company”) terminated its At Market Issuance Sales Agreement with FBR Capital Markets & Co. (“FBR”), dated August 15, 2016 (the “Agreement”). No additional sales of the Company’s common stock will be made pursuant to the Agreement. The Agreement allowed the Company to issue and sell under the Agreement, from time to time, through FBR as sales agent, shares of the Company’s common stock, having an aggregate gross sales price of up to the maximum amount permitted under General Instruction I.B.6 of Form S-3, which as of October 27, 2017 would have allowed for the sale of additional shares of common stock having an aggregate gross sales price of $5,746,216. In the aggregate, the Company sold 7,139,957 shares of common stock under the Agreement for gross proceeds of approximate $9,545,739. The Company will not incur any termination penalties as a result of its termination of the Agreement.

A copy of the Agreement was filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 15, 2016, and is incorporated by reference herein. The description of the Agreement contained in this report does not purport to be complete and is qualified in its entirety by reference to the copy of the Agreement filed as Exhibit 1.1 to the August 15, 2016 Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 7, 2017	HEAT BIOLOGICS, INC.

	By:	/s/ Jeffrey Wolf
	Name:	Jeffrey Wolf
	Title:	Chairman, President and Chief Executive Officer